     As filed with the Securities and Exchange Commission on June 25, 1996

                                                   Registration No. 333-________

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- --------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                             LIFERATE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                              41-1682994
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)              Identification No.)


        7210 METRO BOULEVARD, MINNEAPOLIS, MINNESOTA           55439
           (Address of Principal Executive Offices)          (Zip Code)


                             LIFERATE SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               WILLIAM W. CHORSKE
                             CHIEF EXECUTIVE OFFICER
                              7210 METRO BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55439
                     (Name and address of agent for service)

                                 (612) 844-0599
          (Telephone number, including area code, of agent for service)

                              --------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                              --------------------

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM              PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE              OFFERING PRICE              AGGREGATE OFFERING                 AMOUNT OF
TO BE REGISTERED          REGISTERED (1)              PER SHARE (2)                   PRICE (2)                 REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share      100,000 shares            $7.75                        $775,000                        $267.24
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average high and low bid price of the registrant's Common Stock on June 21, 1996, as reported by the Nasdaq SmallCap Market.

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

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, as amended; (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996; (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description (File No. 0-25530).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable - the Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Articles of Incorporation provide the Company's Board of Directors with the power and authority to limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability of (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improver personal benefit. Liability under federal securities law is not limited by the Amended and Restated Articles of Incorporation or action by the Company's Board of Directors.

     The Minnesota Business Corporation Act requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference it made to the detailed terms of
Section 302A.521 of the Minnesota Business Corporation act for a complete statement of such indemnification rights. The Company's Bylaws also require the Company to provide indemnification to the fullest extent of the Minnesota Business Corporation Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

4.1*      Amended and Restated Articles of Incorporation.

4.2*      Amended and Restated Bylaws.

4.3*      Specimen form of the Company's Common Stock certificate.

5.1**     Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1      Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2**    Consent of Independent Auditors.

24.1      Power of Attorney (included on page 6 of this Registration Statement).

- -------------------------

* Incorporated by reference to the exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-89016C).

**        Filed herewith.

Item 9.  UNDERTAKINGS.

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on June 25, 1996.

                                        LIFERATE SYSTEMS, INC.


                                        By /s/ William W. Chorske
                                           -------------------------------------
                                           William W. Chorske
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William W. Chorske and Bruce T. Klein, and each of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 25, 1996 in the capacities indicated.

          Signature                     Title
          ---------                     -----

/s/ William W. Chorske             President, Chief Executive Officer and
- ------------------------------     Director
William W. Chorske                 (Principal Executive Officer)

/s/ Bruce T. Klein                 Executive Vice President and Chief Financial
- ------------------------------     Officer
Bruce T. Klein                     (Principal Financial and Accounting Officer)

/s/ Stanley R. Cowle               Director
- ------------------------------
Stanley R. Cowle

/s/ William D. Knopf, M.D.         Director
- ------------------------------
William D. Knopf, M.D.

/s/ David D. Koentopf              Director
- ------------------------------
David D. Koentopf

/s/ Daniel A. Pelak                Director
- ------------------------------
Daniel A. Pelak

/s/ Kevin L. Roberg                Director
- ------------------------------
Kevin L. Roberg

/s/ Carl J. Schramm, Ph.D.         Director
- ------------------------------
Carl J. Schramm, Ph.D.

/s/ Donald C. Wegmiller            Director
- ------------------------------
Donald C. Wegmiller

                                INDEX TO EXHIBITS

Exhibit                                                                 Page No.
- -------                                                                 --------
4.1*      Amended and Restated Articles of Incorporation

4.2*      Amended and Restated Bylaws.

4.3*      Specimen form of the Company's Common Stock certificate.

5.1**     Opinion and Consent of Oppenheimer Wolff & Donnelly. . . . .

23.1      Consent of Oppenheimer Wolff & Donnelly (included in
             Exhibit 5.1)

23.2**    Consent of Independent Auditors. . . . . . . . . . . . . . .

24.1      Power of Attorney (included on page 6 of this Registration
            Statement) . . . . . . . . . . . . . . . . . . . . . . . .

- -------------------------

* Incorporated by reference to the exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-89016C).

**        Filed herewith.